                                                                      EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

March 19, 2002

Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Form 8-K dated March 19, 2002 of Dynegy Inc., to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,



                            /s/  ARTHUR ANDERSEN LLP
                            -----------------------------------
                                 Arthur Andersen LLP


cc: Mr. C.L. Watson, Chairman and
CEO, Dynegy Inc.